Exhibit 9

CANADA LIFE	Canada Life Insurance Company of America CRAIG R. EDWARDS Chief Legal Counsel P.O. Box 105087 Atlanta, GA 30348 (770) 779-2209 (800) 333-2542 Fax: (770) 618-4789 craig_edwards@canadalifeus.com

April 29, 2003

Board of Directors

Canada Life Insurance Company of America

Canada Life of America Variable Annuity Account 1

6201 Powers Ferry Road, NW

Atlanta, Georgia 30339

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption “Legal Matters” in the Statement of Additional Information contained in Post-Effective Amendment No. 21 under the Securities Act of 1933 and Post-Effective Amendment No. 26 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-28889) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 1 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely, /s/ Craig R. Edwards Craig R. Edwards Chief Legal Counsel, U.S. Division

6201 Powers Ferry Road, NW  •  Atlanta, GA 30339